UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 25, 2007

Enova Systems, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

California	1-33001	95-3056150
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

19850 S. Magellan Drive, Torrance, California		90502
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	310-527-2800

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On July 25, 2007, Enova Systems, Inc. entered into an agreement with a placement agent to sell 2,218,000 shares of common stock. Pursuant to the placing agreement, the placement agent has agreed to use its reasonable efforts to sell, and has conditionally sold, all such shares of Enova common stock at 260 pence sterling per share (approximately US$5.35 per share) to certain eligible offshore investors. It is anticipated that Enova will receive approximately 5,800,000 pounds sterling (approximately US$11,900,000) in gross proceeds from the offering. The placement agent will earn a selling commission of 5% in addition to reimbursement of expenses. Factoring in other expenses of the offering, Enova will receive approximately US$11,200,000 net proceeds. The actual proceeds and placement agreement will be disclosed after closing. The closing of the offering is contingent upon, among other things, the listing of shares for trading on the Alternative Investment Market (AIM) of the London Stock Exchange.

The offer and sale of the shares has been made pursuant to Regulation S under the Securities Act. Among other things, each investor purchasing shares of Enova’s common stock in the offering will represent that the investor is not a United States person as defined in Regulation S. In addition, neither Enova nor the placement agent has conducted any selling efforts directed at the United States in connection with the offering. All shares of common stock to be issued in the offering will include a restrictive legend indicating that the shares are being issued pursuant to Regulation S under the Securities Act and are deemed to be "restricted securities." As a result, the purchasers of such shares will not be able to resell the shares unless in accordance with Regulation S, pursuant to a registration statement, or upon reliance of an applicable exemption from registration under the Securities Act.

Enova presently expects to prepare and file a resale registration statement with the Securities and Exchange Commission covering the placing shares within 60 days of their admission for trading on AIM. There is no assurance the shares will be registered for resale or that the investors will choose to sell their shares pursuant to the registration statement.

Item 3.02 Unregistered Sales of Equity Securities.

The information contained in Item 1.01 above is incorporated by reference.

Item 7.01 Regulation FD Disclosure.

In conjunction with the placement, Enova Systems has released this statement in the United Kingdom about its operations:

Enova believes its business outlook is improving and that greater recognition and strong engineering have allowed Enova to make several key strides towards sustainable revenue as Enova has continued to shift its focus from research and development work to production contracts.

Enova continues to work with customers and potential customers with a view to developing these relationships and securing orders of increasing size. Enova has identified a number of existing customers which have the potential to submit significant orders in the near to medium term. Although Enova believes that current negotiations with several parties may result in further development and production contracts and revenues during 2007 and beyond, there are no assurances that such additional agreements will be realized or when they will be realized.

Cautionary Statements:

This report is not an offer to sell shares of common stock. The shares covered by the placing agreement have not been registered under the Securities Act of 1933, as amended, or any state securities laws, and may not be offered or sold in the United States or to US persons absent registration or an applicable exemption for the registration requirements.

This report includes statements which are, or may be deemed to be, "forward-looking statements." All statements other than statements of historical facts included in this announcement, including, without limitation, those regarding Enova's financial position, business strategy, plans and objectives of management for future operations (including development plans and objectives relating to Enova's products and services) are forward-looking statements. By their nature, such forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results, performance or achievements of Enova to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements may and often do differ materially from actual results. Any forward-looking statements in this announcement speak only as at the date of this announcement and are subject to risks relating to future events and other risks, uncertainties and assumptions relation to Enova's operations, results of operations, growth strategy and liquidity.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Enova Systems, Inc.

July 27, 2007	By:	Jarett Fenton

Name: Jarett Fenton
Title: Chief Financial Officer